News Release

Contact: Mike Madden

Vice President & CFO

(731) 668-2444

KIRKLAND’S REPORTS FOURTH QUARTER SALES
Sets Dates for Earnings Release and Conference Call

JACKSON, Tenn. (February 8, 2007) — Kirkland’s, Inc. (NASDAQ:KIRK) today announced sales for the 14-week and 53-week periods ended February 3, 2007.

Net sales for the 14-week period ended February 3, 2007, increased 6.8% to $163.9 million from $153.4 million for the 13-week period ended January 28, 2006. Comparable store sales for the fourth quarter of fiscal 2006 decreased 6.1% in line with the Company’s previously issued guidance of a 5% to 8% decrease. The Company reported a 5.0% comparable store sales decrease in the prior-year quarter. Comparable store sales in mall stores declined 8.4% while comparable store sales in off-mall stores declined 2.6%. The Company opened 13 stores and closed 20 stores during the quarter.

Net sales for the 53-week period ended February 3, 2007, increased 6.8% to $443.3 million from $415.1 million for the 52-week period ended January 28, 2006. Comparable store sales for the 53 weeks ended February 3, 2007, decreased 6.6% compared with a 6.9% decrease in the prior-year period. Comparable store sales in mall stores declined 8.7% while comparable store sales in off-mall stores declined 2.9%. The Company opened 49 stores and closed 47 stores during the 53-week period.

Comparable store sales data reflects sales through the 13-week and 52-week periods ended January 27, 2007, and the 13-week and 52-week periods ended January 28, 2006.

Kirkland’s plans to issue its earnings release for the fourth quarter before the market opens on March 16, 2007, and will host a conference call on March 16, 2007, at 11:00 a.m. ET. During the call, the Company will discuss its results of operations for the fourth quarter of fiscal 2006. The number to call for this interactive teleconference is (913) 981-5542. A replay of the conference call will be available through March 23, 2007, by dialing (719) 457-0820 and entering the confirmation number, 6919984.

The live broadcast of Kirkland’s quarterly conference call will be available online at the Company’s website, www.kirklands.com, or at http://www.videonewswire.com/event.asp?id=37859 on, beginning at 11:00 a.m. ET. The online replay will follow shortly after the call and continue through March 23, 2007.

Kirkland’s, Inc. was founded in 1966 and is a leading specialty retailer of home décor in the United States. Although originally focused in the Southeast, the Company has grown beyond that region and currently operates 349 stores in 37 states. The Company’s stores present a broad selection of distinctive merchandise, including framed art, mirrors, candles, lamps, picture frames, accent rugs, garden accessories and artificial floral products. The Company’s stores also offer an extensive assortment of holiday merchandise, as well as items carried throughout the year suitable for giving as gifts. More information can be found at www.kirklands.com.

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Kirkland’s actual results to differ materially from forecasted results. Those risks and uncertainties include, among other things, the competitive environment in the home décor industry in general and in Kirkland’s specific market areas, inflation, product availability and growth opportunities, seasonal fluctuations, and economic conditions in general. Those and other risks are more fully described in Kirkland’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed on April 12, 2006. Kirkland’s disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

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805 N. Parkway ¦ Jackson, Tennessee 38305 ¦ (731) 668-2444